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Exhibit 99.1

VOTING AGREEMENT
(for the Molson Shareholder)

        This VOTING AGREEMENT (this "Agreement"), dated as of July 21, 2004, is entered into by and among Adolph Coors Company, a corporation organized and existing under the laws of the State of Delaware ("Coors"), Adolph Coors, Jr. Trust dated September 12, 1969 (the "Coors Stockholder"), and Pentland Securities (1981) Inc. (the "Shareholder").

        WHEREAS, the Shareholder owns in the aggregate 10,000,000 Class B Common Shares ("Class B Shares") in the share capital of Molson Inc., a corporation organized and existing under the laws of Canada ("Molson") (Class B Shares together with any Class B Share or Class A "non-voting" share of Molson (a "Class A Share") acquired by the Shareholder after the date hereof being collectively referred to herein as the "Shares");

        WHEREAS, in consideration for Coors entering into a Combination Agreement dated as of the date hereof (the "Combination Agreement") with Molson and Coors Canada Inc. and agreeing to participate in a plan of arrangement involving, inter alia, Molson and Coors and the transactions and matters contemplated thereby, including, without limitation, as to certain governance matters (collectively, the "Transactions"), the parties hereto have entered into this Agreement to set out the terms on which the Shareholder undertakes to take certain actions and to do certain things in respect of the Transactions;

        WHEREAS, the Coors Stockholder has entered into a separate Voting Agreement of even date herewith in consideration, inter alia, for Molson and Coors entering into the Combination Agreement and agreeing to the Transactions, pursuant to which the Coors Stockholder undertakes to take certain actions and to do certain things in respect of the Transactions.

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1.    Defined Terms

        Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Combination Agreement.

        SECTION 2.    Representations and Warranties of Shareholder

        The Shareholder hereby represents and warrants to Coors as follows:

        2.1    Title to the Shares

        Except as set forth in the Shareholder Disclosure Letter delivered to Coors on the date hereof (the "Disclosure Letter"), the Shareholder is the record and beneficial owner of, and has good and marketable title to, the number of Class B Shares set forth opposite the name of the Shareholder on Schedule A hereto, which as of the date hereof constitutes all of the Class B Shares and Class A Shares, or any other securities convertible into or exercisable for any Class B Shares or Class A Shares owned beneficially or of record by the Shareholder (all collectively being "Molson Securities"). Except as set forth in the Disclosure Letter: (a) the Shareholder has the exclusive power to dispose of such Shares and to vote such Shares on all matters submitted to holders of Class B Shares or Class A Shares, as the case may be; (b) the Shareholder and its respective Affiliates do not have any rights of any nature to acquire any additional Molson Securities; and (c) the Shareholder owns all of such Shares free and clear of all security interests, hypothecs, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other encumbrances of any nature, and has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of such Shares owned by them.

        2.2    Organization

        The Shareholder is duly organized, validly existing, and in good standing under the laws of the state of its incorporation, formation or organization.

        2.3    Authority Relative to this Agreement

        The execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Coors and the Coors Stockholder, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally.

        2.4    No Conflict

        Except as set forth in the Disclosure Letter, the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by such Shareholder will not: (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by the Shareholder; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of the Shareholder or any other agreement to which the Shareholder is a party, including, without limitation, any voting agreement, shareholders agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license; or (c) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or to the Shareholder's property or assets.

        SECTION 3.    Covenants of Shareholder

        3.1    Restriction on Transfer

        (a)   The Shareholder hereby covenants and agrees that prior to the termination or expiration of this Agreement, except as otherwise specifically contemplated by this Agreement or as expressly required in order to consummate the Transactions the Shareholder shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant any proxy or power of attorney or attorney-in-fact, deposit any Shares into a voting trust, enter into a voting trust agreement or create or permit to exist any additional security interest, hypothec, lien, claim, pledge, option, right of first refusal, agreement, limitation on voting rights, charge or other encumbrance of any nature whatsoever with respect to the Shares, provided the Shareholder shall be entitled to sell, transfer or dispose of any Shares to, or grant any proxy to, deposit any Shares into a voting trust in favor of, enter into a voting trust agreement with, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, charge or other encumbrance of any nature whatsoever with respect to the Shares in favor of, any Shareholder Permitted Transferee (as defined below), in each case subject to the further condition that such Shareholder Permitted Transferee shall be bound by the provisions hereof with respect to any such Shares in respect of which the Shareholder Permitted Transferee acquires any rights pursuant to this proviso.

        (b)   Notwithstanding the foregoing, the Shareholder may, by written notice to Coors, transfer shares to a "Shareholder Permitted Transferee", provided such transferee agrees in writing to be bound by the terms of this Agreement. For the purpose of this Agreement, a "Shareholder Permitted Transferee" means:

  (i)
  the lineal descendants of Late Thomas Henry Pentland Molson (including adopted issue and issue born out of wedlock of any such individuals), any spouse of any such individual (including former spouses, widows and widowers), whether or not lawfully married and any of their respective estates;

  (ii)
  any trust in which any one or more of the foregoing are the sole beneficiaries;

  (iii)
  any corporation, limited liability company or partnership all of the shareholders, members or partners of which are (or are directly or indirectly wholly-owned by) one or more of the foregoing; and

  (iv)
  a transferee in connection with any transaction contemplated by Section 3.2, provided that at the conclusion of such transaction, the only parties with any voting or equity interests in such transaction shall be one or more of the foregoing.

        3.2    Permitted Tuck In Transactions

        (a)   The Shareholder will be permitted to effect a "safe income tuck-in" transaction in accordance with applicable Laws to be effective shortly prior to the Effective Date, on the terms and subject to the conditions described in Combination Agreement and the form of holding company participation agreement attached thereto as Exhibit F.

        (b)   In connection with requests relating to the future crystallizations of "safe income" attaching to exchangeable shares of Coors Canada Inc. held and beneficially owned by the Shareholder, Coors agrees to consider such requests in good faith with a view toward accommodating reasonable requests and undertakes no more frequently than annually to provide to its auditors financial information relating thereto, and to instruct its auditors to provide to the Shareholder a calculation of "safe income" reasonably arrived at (the "Safe Income Computation"). Such calculation shall be based on a statement of methodology to be provided by the Shareholder in sufficient detail to enable the auditors to provide such calculation in an efficient manner. The Shareholder will assume all costs and expenses relating to the Safe Income Computation and acknowledges that Coors is in no way liable for the accuracy or completeness of the Safe Income Computation or for the correctness or suitability of the methodology provided by the Shareholder. The Shareholder will be required to acknowledge that any information furnished by Coors in connection with the Safe Income Computation is confidential and to undertake not to disclose such information without the prior written approval of Coors, not to be unreasonably withheld.

        3.3    Voting Agreement

        (a)   The Shareholder covenants and agrees to enter into the Class A Coors Voting Trust Agreement, together with the Coors Holder (as such term is defined in the Class A Coors Voting Trust Agreement) and the Class A Exchangeable Voting Trust Agreement on the Effective Date and to deposit any Coors Class A Common Stock it may acquire into a voting trust pursuant to the Class A Coors Voting Trust Agreement and its Class A Exchangeable Shares into a voting trust pursuant to the Class A Exchangeable Voting Trust Agreement, in order to unite the voting power of the beneficiaries pursuant to the Control Voting Trust Agreements.

        (b)   The parties hereto acknowledge that the Shareholder is seeking an advance income tax ruling with respect to the depositing of Shares in a voting trust to the effect that such does not constitute a disposition or deemed disposition by the Shareholder for the purposes of the ITA. The parties hereto hereby acknowledge and agree that if such advance income tax ruling is not obtained, at the request of the Shareholder, the parties hereto shall use commercially reasonable efforts to enter into a voting trust agreement, in form and substance satisfactory to the Shareholder and Coors, acting reasonably, providing for the deposit of Class A Exchangeable Shares (and/or Coors Common Stock) into a voting trust in Canada providing for substantially the same voting arrangements and preserving the fundamental elements of the Class A Coors Voting Trust Agreement and the Class A Exchangeable Voting Trust Agreement in a manner so as not to constitute a disposition or deemed disposition by the Shareholder for the purposes of the ITA.

        3.4    Additional Shares

        Prior to the termination of this Agreement, the Shareholder may acquire additional Shares and will promptly notify Coors of the number of any Molson Securities acquired directly or beneficially by such Shareholder, if any, after the date hereof. Any such shares shall become "Shares" within the meaning of this Agreement. Notwithstanding the foregoing, the Shareholder shall not acquire any Shares if such acquisition would trigger an "Exclusionary Offer" for the purposes of the articles of Molson.

        3.5    Nonsolicitation

        Prior to the termination of this Agreement, the Shareholder shall not, and shall not authorize, instruct, or knowingly permit any trustees, investment bankers, attorneys, accountants, consultants and other agents or advisors (collectively, "Representatives") of the Shareholder to, directly or indirectly, (i) solicit, encourage or initiate or knowingly facilitate any inquiry, proposal or offer with respect to any Acquisition Proposal or (ii) engage in any negotiations or discussions concerning, or furnish to any Person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes or may be reasonably expected to lead to, any Acquisition Proposal. Without limiting the foregoing, the Shareholder shall be entitled to acquire at any time or from time to time additional Shares, in accordance with Section 3.4, and any solicitations, inquiries, proposals, offers, negotiations, discussions, or other actions in furtherance of any such acquisition shall be permitted hereunder.

        3.6    Notice

        If any Person makes to the Shareholder an Acquisition Proposal or a proposal or inquiry relating to an Acquisition Proposal or contacts the Shareholder relating to the acquisition of beneficial ownership of any Shares, the Shareholder will promptly notify Coors in writing of the identity of the Person and the material terms and conditions of such Acquisition Proposal or proposal, inquiry or contact. The Shareholder shall keep Coors reasonably apprised of any material development with respect to such proposal. The Shareholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated all existing discussions or negotiations, if any, with any persons, conducted heretofore with respect to, or that could reasonably be expected to lead to any Acquisition Proposal.

        3.7    Shareholder Rights

        The Shareholder hereby irrevocably agrees not to exercise any Dissent Rights and waives any rights of appraisal, or rights to dissent from the Transactions that the Shareholder may have, and agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Molson or any of its subsidiaries (or any of their respective successors) relating to the negotiation, execution and delivery of this Agreement or the Combination Agreement or the consummation of the Transactions.

        SECTION 4.    Voting Agreement

        4.1    Voting Agreement

        The Shareholder hereby agrees that prior to the termination of this Agreement, at any meeting of the shareholders of Molson, however called, in any action by written consent of the shareholders of

Molson, or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought, the Shareholder shall vote the Shares owned beneficially or of record by the Shareholder:

  (a)
  in favor of approval of the Transactions, as set forth in the Combination Agreement and other Transaction Documents (including, without limitation, the Arrangement);

  (b)
  against any action or agreement that is or would be reasonably likely to result in any conditions to Molson's obligations under the Combination Agreement not being fulfilled or would result in or would reasonably be likely to result in a breach of any representation, warranty, covenant or agreement of Molson under the Combination Agreement;

  (c)
  against any Acquisition Proposal;

  (d)
  against any amendments to the certificate of incorporation or by-laws of Molson; and

  (e)
  against any other action or agreement that is intended, or would reasonably be expected, to impede, interfere with, delay or postpone the Transactions, as contemplated by the Combination Agreement, including, without limitation, the Arrangement.

        4.2    Other Voting

        The Shareholder shall vote on all issues other than those specified in this Section 4 that may come before a meeting of the shareholders of Molson in its sole discretion, provided that such vote does not contravene the provisions of this Section 4.

        SECTION 5.    Representations and Warranties of Coors

        Coors hereby represents and warrants to the Shareholder as follows:

        5.1    Organization

        Coors is a corporation duly organized and validly existing under the laws of the State of Delaware.

        5.2    Authority Relative to this Agreement

        Coors has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Coors and the consummation by Coors of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Coors. This Agreement has been duly and validly executed and delivered by Coors and, assuming the due authorization, execution and delivery by the Shareholder and the Coors Stockholder, constitutes a legal, valid and binding obligation of Coors, enforceable against Coors in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally.

        5.3    No Conflict

        Except as set forth and in connection with the matters set forth in the Disclosure Letter, the execution and delivery of this Agreement by Coors does not, and the performance of this Agreement by Coors will not, (a) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by Coors, except for filings with Canadian Securities Regulatory Authorities or the SEC of such reports under the Securities Laws as may be required in connection with this Agreement and the transactions contemplated by the Combination Agreement; (b) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or by-laws of Coors or any other material agreement to which Coors is a party; or (c) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Coors or to Coors's property or assets.

        SECTION 6.    Further Assurances

        Each Shareholder shall, at the reasonable request of Coors from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Coors may request for the purpose of effectuating the matters covered by this Agreement.

        SECTION 7.    Stop Transfer Order

        In furtherance of this Agreement, concurrently herewith the Shareholder shall request that Molson instruct its transfer agent to place a stop transfer order with respect to all Shares (and to notify its transfer agent that this Agreement places limits on the voting and transfer of the Shares). The Shareholder further agrees to request that Molson not register the transfer of any certificate representing any of the Shares unless such transfer is made in accordance with the terms of this Agreement.

        SECTION 8.    Certain Events

        The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding on any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Molson affecting the Shares or other voting securities of Molson, the number of Shares shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Shares or other voting securities issued to or acquired by a Shareholder.

        SECTION 9.    No Termination or Closure of Trusts

        Unless, in connection herewith, the Shares held by any trust which are presently subject to the terms of this Agreement are transferred upon termination to the Shareholder or a Shareholder Permitted Transferee and remain subject in all respects to the terms of this Agreement, the Shareholder shall not take any action to terminate, close or liquidate any such trust and shall take all steps necessary to maintain the existence thereof at least until the first to occur of (i) the Effective Time and (ii) the termination of the Combination Agreement in accordance with its terms.

        SECTION 10.    Termination

        This Agreement shall automatically terminate and no party shall have any rights or obligations hereunder upon the first to occur of (a) the Effective Time and (b) the termination of the Combination Agreement in accordance with its terms; provided that the provisions of Section 12 hereof shall survive any such termination.

        SECTION 11.    Concerning the Molson Family Shareholders Agreement

        (a)   The Shareholder represents and warrants to Coors that it has entered into certain agreements which contemplate certain transactions (the "Additional Share Transactions") which, if completed in accordance with such agreements, would result in the Shareholder holding 50.1% or more of all Class B Shares issued and outstanding.

        (b)   The Shareholder covenants and agrees that it will not terminate or amend in any material respect the agreements relating to the Additional Share Transactions without the prior written consent of Coors.

        (c)   The Shareholder covenants and agrees that, if the Molson Family Shareholders Agreement made as of December 20, 2001 (the "Family Agreement") is not otherwise terminated, it shall prior to January 31, 2005 or on such prior date as may be directed by Coors expeditiously take any and all steps necessary to complete the Additional Share Transactions and to send a notice of termination of the

Family Agreement, and to take all other steps contemplated by the Family Agreement to terminate same, including, without limitation, defending, on a timely basis, the completion of the Additional Share Transactions and the termination of the Family Agreement in any proceedings that may be commenced by any Person to restrain or challenge, in any way whatsoever, either the completion of the Additional Share Transactions or the termination of the Family Agreement.

        (d)   Should the Transaction not be completed solely as a result of the Shareholder's failure to cause the termination of the Family Agreement in accordance with this Section 11 then, notwithstanding Sections 12.1 and 12.2 hereof, the Shareholder shall pay, to the extent not otherwise payable by Molson pursuant to the Combination Agreement, to Coors in immediately available funds the Expenses (as defined in Section 8.3(d)(ii) of the Combination Agreement) of Coors and the Shareholder shall have no further liability to Coors or Adolph Coors, Jr. Trust or any Affiliate of either such Person in connection with the non-completion of the Transactions for the reasons outlined in this paragraph (d).

        (e)   To the extent within its control, and not otherwise prohibited by court order, the Shareholder shall cause a blocking certificate or blocking certificates to the same effect pursuant to Section B.5 of Schedule I to Molson's articles to be delivered to the transfer agent and secretary of Molson in connection with any Exclusionary Offer (as such term is defined in such Articles) and shall not withdraw such certificate or certificates.

        SECTION 12.    Miscellaneous

        12.1    Expenses

        All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        12.2    Specific Performance

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. In addition and notwithstanding any prior agreement of the parties to the contrary, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any provincial court in the Province of Quebec in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a provincial court in the Province of Quebec.

        12.3    Entire Agreement

        This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among such parties with respect to the subject matter hereof.

        12.4    Assignment

        Without the prior written consent of Coors, the Shareholder may not assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of Coors shall be null and void.

        12.5    Parties in Interest

        This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        12.6    Amendment

        This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        12.7    Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, public order or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        12.8    Notices

        All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.8):

  if to Coors:

    Adolph Coors Company
    311 10th Street
    Golden, CO 80401
    Attention: Robert Reese
    Telecopy No.: (303) 277-7407

    with copies to:

    Simpson Thacher & Bartlett LLP
    425 Lexington Avenue
    New York, NY 10017-3954
    USA
    Attention: Charles I. Cogut, Esq.
                       Maripat Alpuche, Esq.
    Telecopy No.: (212) 455-2002

    and

    Osler, Hoskin & Harcourt LLP
    P.O. Box 50
    1st Canadian Place
    Toronto, Ontario M5X 1B8
    Attention: Clay Horner
    Telecopy No.: (416) 862-6666

  if to the Shareholder, at its address set forth on Schedule A hereto with a copy to.

    Davies Ward Phillips & Vineberg LLP
    1501 McGill College Avenue
    Suite 2600
    Montreal, Quebec H3A 3N9
    Attention: Me Sylvain Cossette
                       Me Neil Kravitz
    Telecopy No.: (514) 841-6499

  if to the Coors Stockholder, at its address set forth on Schedule B hereto with a copy to:

    Davis Graham & Stubbs LLP
    1550 17th Street, Suite 500
    Denver, Colorado 80202
    Attention: Jennings J. Newcom, Esq.
    Telecopy No.: 303-892-7400

        12.9    Shareholder Capacity

        No director, officer or shareholder of the Shareholder who is, or becomes during the term of this Agreement, a director or officer of Molson makes (or shall be deemed to have made) any agreement or understanding in this Agreement, including, without limitation, Sections 3.5 and 3.6, in his or her capacity as such director or officer of Molson. Without limiting the generality of the foregoing, the Shareholder signs this Agreement solely in its capacity as the beneficial owner of the Shareholder's Shares and nothing in this Agreement, including, without limitation, Sections 3.5 and 3.6, shall prevent or in any way limit any director, officer or shareholder of the Shareholder or any person acting on its behalf from taking any action in its capacity as a director or officer of Molson. Notwithstanding the foregoing, nothing in this Section 12.9 shall prevent the Shareholder or any of its directors, officers or shareholders from performing his, her or its obligations under Section 4.1.

        12.10    Governing Law

        This Agreement shall be governed and construed in accordance with the laws of the Province of Quebec.

        12.11    Headings

        The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        12.12    Counterparts

        This Agreement may be executed and delivered (including, without limitation, by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Rest of page intentionally blank.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

ADOLPH COORS COMPANY
/s/ W. LEO KIELY
By:	W. Leo Kiely
Title:	Chief Executive Officer
SHAREHOLDER:
PENTLAND SECURITIES (1981) INC.

By:	/s/ ERIC H. MOLSON
Name:	Eric H. Molson
Title:	Senior Officer
COORS STOCKHOLDER:
ADOLPH COORS, JR. TRUST DATED SEPTEMBER 12, 1969
By:	/s/ PETER H. COORS
Name:	Peter H. Coors
Title:	Trustee

SCHEDULE A

Name and Address of Shareholders	Number and Class of Shares Owned
Pentland Securities (1981) Inc. c/o 1555 Notre Dame Street East Montreal, Quebec H2L 2R5 Attention: Eric Molson Telecopy No.: (514) 598-6866	10,000,000 Class B

SCHEDULE B

Address of Coors Stockholder
Adolph Coors, Jr. Trust dated September 12, 1969 Mail Stop VR900, P.O. Box 4030 Golden, CO 80401 Telecopy No.: (303) 277-3497

QuickLinks

  Exhibit 99.1
  SECTION 1. Defined Terms
  SECTION 2. Representations and Warranties of Shareholder
  2.1 Title to the Shares
  2.2 Organization
  2.3 Authority Relative to this Agreement
  2.4 No Conflict
  SECTION 3. Covenants of Shareholder
  3.1 Restriction on Transfer
  3.2 Permitted Tuck In Transactions
  3.3 Voting Agreement
  3.4 Additional Shares
  3.5 Nonsolicitation
  3.6 Notice
  3.7 Shareholder Rights
  SECTION 4. Voting Agreement
  4.1 Voting Agreement
  4.2 Other Voting
  SECTION 5. Representations and Warranties of Coors
  5.1 Organization
  5.2 Authority Relative to this Agreement
  5.3 No Conflict
  SECTION 6. Further Assurances
  SECTION 7. Stop Transfer Order
  SECTION 8. Certain Events
  SECTION 9. No Termination or Closure of Trusts
  SECTION 10. Termination
  SECTION 11. Concerning the Molson Family Shareholders Agreement
  SECTION 12. Miscellaneous
  12.1 Expenses
  12.2 Specific Performance
  12.3 Entire Agreement
  12.4 Assignment
  12.5 Parties in Interest
  12.6 Amendment
  12.7 Severability
  12.8 Notices
  12.9 Shareholder Capacity
  12.10 Governing Law
  12.11 Headings
  12.12 Counterparts
SCHEDULE A
SCHEDULE B